EXHIBIT 23.1

            Consent of Independent Registered Public Accounting Firm

We consent to the use of our report dated March 27, 2004 on the financial statements of Xstream Beverage Group, Inc., now known as Xstream Beverage Network, Inc., for the years ended December 31, 2003 and 2002 included herein on the registration statement of Xstream Beverage Network, Inc. on amendment number 1 to the registration statement on Form SB-2, and to the reference to our firm under the heading "Experts" in the prospectus.


SALBERG & COMPANY, P.A.
Boca Raton, Florida
January X, 2005